UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2017

NVIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

	2788 San Tomas Expressway, Santa Clara, CA	95051
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000
2701 San Tomas Expressway, Santa Clara, CA 95050
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.
On November 6, 2017, NVIDIA Land Development, LLC, or NVIDIA Land, a wholly-owned subsidiary of NVIDIA Corporation, or the Company, exercised its option under a Real Property Lease with Wachovia Service Corporation to terminate a Ground Lease and a Real Property Lease and purchase real property containing the Company’s new Santa Clara campus building at the intersection of Walsh Avenue and San Tomas Expressway in Santa Clara, California, or the Property, from Wachovia for approximately $350 million.
On June 19, 2015, NVIDIA Land entered into the Ground Lease, Real Property Lease, Participation Agreement, Agency Agreement and related documents with Wachovia; Wells Fargo Bank, N.A.; and a syndicate of other institutions, or collectively, the Participants, for the construction and lease of the Company’s new Santa Clara campus building. As part of the transaction, NVIDIA Land ground leased to Wachovia the Property and, in connection with construction of the Company’s new Santa Clara campus building, Wachovia leased the Property back to NVIDIA Land. Construction of the Company’s new Santa Clara campus building was substantially completed on October 31, 2017.
The purchase price approximates the sum of: repayment of the Participants’ investment in the Property, capitalized interest accrued during the construction period, any accrued but unpaid rent under the Real Property Lease, and the fees and expenses of the Participants incurred in connection with the purchase. Upon completing the purchase, the agreements referenced above and related documents will be terminated and NVIDIA Land will hold all right, title and interest in the Property, free and clear of any secured financing. NVIDIA Land has obtained a waiver from a majority of the Participants of the requirement to provide 90 days advance notice to exercise the purchase option. NVIDIA expects to complete the purchase and take title to the Property during the fourth quarter of fiscal year 2018.
The descriptions of the agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements as filed with the U.S. Securities and Exchange Commission, or the SEC, as follows:

•
The Participation Agreement, the Agency Agreement and the Real Property Lease are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Quarterly Report on Form 10-Q filed with SEC on August 19, 2015;

•	The First Amendment to the Participation Agreement is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 25, 2016;

•	The Second Amendment to the Participation Agreement is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 22, 2016; and

•	The Third Amendment to the Participation Agreement is filed as Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2017.

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2017, the Company issued a press release announcing its results for the third quarter and first nine months of fiscal year 2018. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is financial information and commentary by Colette M. Kress, Executive Vice President and Chief Financial Officer of the Company, regarding results for the third quarter and first nine months of fiscal year 2018, or the CFO Commentary. The CFO Commentary will be posted to http://investor.nvidia.com immediately after the filing of this Current Report.

The press release and CFO Commentary are furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report shall not be incorporated by reference in any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated November 9, 2017, entitled "NVIDIA Announces Financial Results for Third Quarter Fiscal 2018"
99.2	CFO Commentary on Third Quarter Fiscal Year 2018 Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: November 9, 2017	By: /s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer